FOR IMMEDIATE RELEASE	Contacts: David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

HickoryTech Reports Fourth Quarter 2012 Results
Double-digit Increases in Revenue and Income

•	Total revenue was $46.6 million, up 18 percent year-over-year
•	Fiber and data revenue was $16.4 million, up 36 percent year-over-year
•	Equipment revenue was $14.8 million, a 44 percent increase year-over-year
•	Operating income up 40 percent and Net income increased 60 percent year-over-year
•	Business and broadband revenue now represents 76 percent of total revenue in 2012

MANKATO, Minn., March 5, 2013 — HickoryTech Corporation (NASDAQ: HTCO) today reported fourth quarter revenue of $46.6 million, an increase of 18 percent year over year.  Net income for the fourth quarter totaled $2.5 million, up 60 percent year over year, and earnings per share totaled 19 cents per diluted share, a 55 percent increase from a year ago.  Fourth quarter results include the company's Fargo, North Dakota operations, which were acquired in March 2012.

"HickoryTech met or exceeded its 2012 objectives while we invested in future growth initiatives that will further strengthen our business," said John Finke, HickoryTech's president and chief executive officer.  "We made significant progress growing our fiber and data revenue organically and with a strong, strategic acquisition in Fargo, North Dakota.  With 76 percent of our revenue coming from business and broadband services, our increasingly diversified revenue sources have allowed us to manage the regulatory challenges and declines in our legacy telecom operations.   Looking forward, we remain focused on growing our business services and completing our greater Minnesota broadband project, which further expands our fiber network and gives us access to additional markets."

Fiber and Data Segment (before inter-segment eliminations)
•
Fourth quarter Fiber and Data revenue totaled $16.4 million, up 36 percent year over year.  This improvement is the result of the success experienced in retail and wholesale transport and data services, and the addition of IdeaOne Telecom operations.  Fiber and Data revenue, excluding IdeaOne operations increased 8 percent year over year.

•	Costs and expenses for the segment totaled $13.7 million, up 36 percent.
•	Fiber and Data Segment operating income totaled $2.7 million, a 35 percent increase year over year.
•	Net income totaled $1.7 million, up 38 percent from the fourth quarter 2011.

Equipment Segment (before inter-segment eliminations)
•	Fourth quarter Equipment Segment revenue totaled $14.8 million, a 44 percent increase year over year, driven by higher equipment hardware sales.
•	Equipment revenue was $13.3 million, up 59 percent from a year ago and Support Services revenue was $1.6 million, down 22 percent from fourth quarter 2011.
•	Equipment Segment operating income totaled $398,000, an increase of 36 percent year over year.
•	Net income totaled $269,000, up 39 percent from fourth quarter 2011.

Telecom Segment (before inter-segment eliminations)
•	Fourth quarter Telecom Segment revenue totaled $16 million, down 10 percent from a year ago.
Telecom results were affected by declines in network access, local service and other legacy service revenue, due to access reform regulation, the expiration of interstate infrastructure support reimbursements, access line and minute-of-use erosion and increased competition.
•	DSL subscribers increased 2 percent and Digital TV subscribers were up 3 percent; however, competitive price compression is impacting broadband revenue which was down 4 percent year over year.

•	Costs and expenses totaled $14 million, down 7 percent year over year.
•	Net income totaled $1.3 million, a 21 percent decrease compared to the fourth quarter 2011.

Total capital expenditures in the fourth quarter totaled $11.5 million, net of grants from the Greater Minnesota Broadband Collaborative Project.

Depreciation and amortization expense increased $1 million or 18 percent in the fourth quarter.  The IdeaOne acquisition added $880,000 of depreciation and amortization, and the remainder is primarily attributed to increased capital expenditure associated with fiber network expansion and success-based capital expenditures associated with Fiber and Data revenue growth.

Consolidated Fiscal 2012 Results
•
Revenue for 2012 totaled $183.2 million, a 12 percent increase from fiscal 2011.  The increase was driven by higher revenue increases in Fiber and Data, partly due to the result of the IdeaOne acquisition, and higher equipment sales which helped offset Telecom declines.

•	Operating income in 2012 was $19.4 million and net income for 2012 was $8.3 million, both down 1 percent from 2011.
•	EBITDA totaled $46.2 million, an 8 percent increase compared to 2011.
•	Fiber and Data Segment revenue totaled $60.9 million, a 33 percent increase from 2011.
•	Equipment Segment revenue was $60.1 million, up 23 percent from 2011.
•	Telecom Segment revenue was $64.7 million, down 9 percent from 2011.
•	Capital expenditures were $30.3 million net of grants from the Greater Minnesota Broadband Collaborative Project.
•
The company completed the acquisition of IdeaOne, a Fargo, North Dakota-based fiber network provider, in March 2012 for a purchase price of $26.3 million plus $1.8 million assumed liabilities and was funded by cash and debt.

Debt Position
Long-term debt and current maturities, including capitalized leases, totaled $136.8 million at Dec. 31, 2012.  The 2012 debt balance represents a year-over-year increase of $16.5, as a result of the debt deployed to acquire IdeaOne Telecom.

Dividend
HickoryTech increased its fourth quarter 2012 dividend 3.5 percent to $0.145 cents per share of HickoryTech common stock, representing the company's fourth dividend increase in the past five years.  The company declared the first quarter 2013 dividend of $0.145 payable March 5.  HickoryTech has paid a cash dividend to shareholders for more than 65 years.

"The long-term sustainability of our plan allows us to continue to invest in growth initiatives across our business, pay down debt and pay a shareholder dividend and is attributed to the strong free cash flow generated across our operations," said Finke.

Fiscal Outlook for 2013
HickoryTech expects revenue in 2013 to be within a range of a 2 percent decline to a 3 percent increase as compared to 2012 revenue.  The company expects growth in business revenue to offset the majority of the declines in legacy Telecom services.  Net income is expected to be in a range of a 7 percent decline to a 14 percent increase versus 2012 net income.  Capital expenditures are expected to decline by 6 percent to 20 percent and be between $24 million and $28.2 million.  EBITDA is expected to be in a range of a 2 percent to 8 percent increase as compared to 2012 EBITDA.  The company expects its year-end debt balance to be down 1 percent to 3 percent and be in a range of $133 million to $136 million.

Conference Call and Webcast
HickoryTech will hold a conference call and webcast on Wednesday, March 6 at 9 a.m. CT to review the company's fourth-quarter and full-year 2012 results. The conference call dial-in number is 877-774-2369, conference ID 93172156.  A simultaneous webcast with audio and presentation will be available at http://investor.hickorytech.com.

About HickoryTech
HickoryTech Corporation is a leading communications provider serving business and residential customers in the upper Midwest.  With headquarters in Mankato, Minn., HickoryTech has 500 employees and a five-state fiber network spanning more than 4,100 route miles across Minnesota and into Iowa, North Dakota, South Dakota and Wisconsin.  Enventis provides business IP voice, data and video solutions, MPLS networking, data center and managed hosted services and communication systems.  HickoryTech delivers broadband Internet, Digital TV, voice and data services to businesses and consumers in southern Minnesota and northwest Iowa. The Company trades on the NASDAQ, symbol: HTCO.  For more information, visit www.hickorytech.com.

Non-GAAP Measures
To supplement the Company's financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance and position. The Company's reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors' overall understanding of the Company's current financial performance, financial position and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company's performance and financial position. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

Forward-looking statement
 Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by law.

# # #

HickoryTech Corporation
Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars in thousands, except share data)	2012	2011	Change	2012	2011	Change
Operating revenue:
Equipment	$13,265	$8,317	59%	$52,219	$39,816	31%
Services	33,317	31,247	7%	130,977	123,722	6%
Total operating revenue	46,582	39,564	18%	183,196	163,538	12%

Costs and expenses:
Cost of sales, excluding depreciation and amortization	11,390	7,017	62%	45,054	34,163	32%
Cost of services, excluding depreciation and amortization	16,164	15,236	6%	63,753	59,480	7%
Selling, general and administrative expenses	6,987	7,765	-10%	28,257	27,184	4%
Depreciation and amortization	6,951	5,901	18%	26,746	23,056	16%
Total costs and expenses	41,492	35,919	16%	163,810	143,883	14%

Operating income	5,090	3,645	40%	19,386	19,655	-1%

Interest and other income	7	13	-46%	44	63	-30%
Interest expense	(1,114)	(1,076)	4%	(5,749)	(6,275)	-8%
Income before income taxes	3,983	2,582	54%	13,681	13,443	2%
Income tax provision	1,458	1,008	45%	5,383	5,042	7%

Net income	$2,525	$1,574	60%	$8,298	$8,401	-1%

Basic earnings per share	$0.19	$0.12	56%	$0.62	$0.63	-2%
					$0.91	-24%
Basic weighted average common shares outstanding	13,455,561	13,314,854		13,409,743	13,296,668

Diluted earnings per share	$0.19	$0.12	55%	$0.61	$0.63	-3%
						-24%
Diluted weighted average common and equivalent shares outstanding	13,467,926	13,403,215		13,528,039	13,419,647

Dividends per share	$0.145	$0.14	4%	$0.565	$0.545	4%

HickoryTech Corporation
Consolidated Balance Sheets
(unaudited)

(Dollars and Share Data in Thousands)	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$8,305	$13,057
Receivables, net of allowance for doubtful accounts of $278 and $436	22,530	25,317
Inventories	8,379	9,297
Income taxes receivable	596	498
Deferred income taxes, net	1,887	1,559
Prepaid expenses	2,092	1,801
Other	1,399	964
Total current assets	45,188	52,493

Investments	3,213	4,277

Property, plant and equipment	437,623	397,140
Accumulated depreciation and amortization	(254,664)	(242,886)
Property, plant and equipment, net	182,959	154,254

Other assets:
Goodwill	29,028	27,303
Intangible assets, net	4,811	2,314
Deferred costs and other	3,105	3,345
Total other assets	36,944	32,962

Total assets	$268,304	$243,986

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$5,818	$4,661
Extended term payable	8,115	6,920
Deferred revenue	7,362	6,251
Accrued expenses and other	10,881	10,175
Current maturities of long-term obligations	1,648	1,407
Total current liabilities	33,824	29,414

Long-term liabilities:
Debt obligations, net of current maturities	135,133	118,828
Accrued income taxes	236	154
Deferred revenue	1,085	1,131
Financial derivative instruments	2,432	2,469
Accrued employee benefits and deferred compensation	12,481	18,166
Deferred income taxes	34,265	30,627
Total long-term liabilities	185,632	171,375

Total liabilities	219,456	200,789

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, $.10 stated value
Shares authorized: 100,000
Shares issued and outstanding: 13,519 in 2012 and 13,396 in 2011	1,352	1,340
Additional paid-in capital	15,950	15,683
Retained earnings	30,987	30,309
Accumulated other comprehensive (loss)	559	(4,135)
Total shareholders' equity	48,848	43,197

Total liabilities and shareholders' equity	$268,304	$243,986

HickoryTech Corporation
Fiber and Data Segment
(unaudited)

	Three Months Ended December 31			Twelve Months Ended December 31
(Dollars in thousands)	2012	2011	% Change	2012	2011	% Change
Revenue before intersegment eliminations:
Services	$16,185	$11,853	37%	$60,109	$45,149	33%
Intersegment	230	207	11%	831	773	8%
Total Fiber and Data revenue	16,415	12,060	36%	60,940	45,922	33%

Cost of services
(excluding depreciation and amortization)	8,008	6,085	32%	29,827	23,420	27%
Selling, general and administrative expenses	2,912	2,307	26%	11,389	8,762	30%
Depreciation and amortization	2,768	1,655	67%	9,923	6,394	55%
Total costs and expenses	13,688	10,047	36%	51,139	38,576	33%

Operating income	$2,727	$2,013	35%	$9,801	$7,346	33%
Net income	$1,725	$1,250	38%	$5,933	$4,423	34%

Capital expenditures	$7,854	$4,342	81%	$19,812	$11,553	71%

HickoryTech Corporation
Equipment Segment
(unaudited)

	Three Months Ended December 31			Twelve Months Ended December 31
(Dollars in thousands)	2012	2011	% Change	2012	2011	% Change
Revenue before intersegment eliminations:
Equipment	$13,265	$8,317	59%	$52,219	$39,816	31%
Support Services	1,582	2,029	-22%	7,914	9,116	-13%
Total Equipment revenue	14,847	10,346	44%	60,133	48,932	23%

Cost of sales
(excluding depreciation and amortization)	11,390	7,017	62%	45,054	34,163	32%
Cost of services
(excluding depreciation and amortization)	1,563	1,751	-11%	6,704	6,759	-1%
Selling, general and administrative expenses	1,409	1,197	18%	5,568	4,962	12%
Depreciation and amortization	87	89	-2%	300	302	-1%
Total costs and expenses	14,449	10,054	44%	57,626	46,186	25%

Operating income	$398	$292	36%	$2,507	$2,746	-9%
Net income	$269	$193	39%	$1,523	$1,651	-8%

Capital expenditures	$189	$122	55%	$364	$428	-15%

HickoryTech Corporation
Telecom Segment
(unaudited)

	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars in thousands)	2012	2011	Change	2012	2011	Change
Revenue before intersegment eliminations:
Local Service	$3,054	$3,541	-14%	$12,955	$14,363	-10%
Network Access	4,831	5,401	-11%	19,160	22,489	-15%
Broadband	4,909	5,126	-4%	19,748	20,371	-3%
Directory	753	783	-4%	3,069	3,346	-8%
Long Distance	578	719	-20%	2,473	2,892	-14%
Bill Processing	1,132	1,397	-19%	4,322	4,314	0%
Intersegment	473	412	15%	1,792	1,632	10%
Other	293	398	-26%	1,227	1,682	-27%
Total Telecom revenue	$16,023	$17,777	-10%	$64,746	$71,089	-9%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$15,550	$17,365		$62,954	$69,457
Intersegment	473	412		1,792	1,632
	16,023	17,777		64,746	71,089

Cost of services (excluding depreciation and amortization)	7,233	7,969	-9%	29,606	31,509	-6%
Selling, general and administrative expenses	2,647	2,992	-12%	11,076	12,027	-8%
Depreciation and amortization	4,088	4,133	-1%	16,452	16,270	1%
Total costs and expenses	13,968	15,094	-7%	57,134	59,806	-4%

Operating income	$2,055	$2,683	-23%	$7,612	$11,283	-33%

Net income	$1,317	$1,674	-21%	$4,618	$6,776	-32%

Capital expenditures	$3,426	$2,777	23%	$10,203	$9,392	9%

Key Metrics
Business access lines	20,251	23,316	-13%
Residential access lines	22,145	24,386	-9%
Total access lines	42,396	47,702	-11%
Long distance customers	30,048	32,280	-7%
Digital Subscriber Line customers	19,985	19,531	2%
Digital TV customers	10,640	10,374	3%

HickoryTech Corporation
Reconciliation of Non-GAAP Measures

	Three Months Ended December 31		Twelve Months Ended December 31
(Dollars in thousands)	2012	2011	2012	2011
Reconciliation of Consolidated net income to EBITDA:
Net income	$2,525	$1,574	$8,298	$8,401
Add:
Depreciation and amortization	6,951	5,901	26,746	23,056
Interest expense	1,114	1,076	5,749	6,275
Income taxes	1,458	1,008	5,383	5,042
EBITDA	$12,048	$9,559	$46,176	$42,774

Twelve Months Ended
(Dollars in thousands)	December 31, 2012
Reconciliation of Consolidated net income to EBITDA:
Net income	$8,298
Add:
Depreciation and amortization	26,746
Interest expense	5,749
Income taxes	5,383
EBITDA	$46,176

EBITDA	$46,176
Revenue	$183,196
EBITDA Margin	25.2%

	Twelve Months Ended December 31
(Dollars in thousands)	2012	2011	2010
Reconciliation of Consolidated net income to EBITDA:
Net income	$8,298	$8,401	$12,592
Add:
Depreciation and amortization	26,746	23,056	22,022
Interest expense	5,749	6,275	4,084
Income taxes	5,383	5,042	4,365
EBITDA	$46,176	$42,774	$43,063

HickoryTech Corporation
Reconciliation of Non-GAAP Measures

(Dollars in thousands)
Reconciliation of net debt:	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	December 31, 2010
Debt obligations, net of current maturities	$135,133	$135,519	$139,874	$140,272	$118,828	$114,067
Current maturities of long-term obligations	1,648	1,636	1,614	1,621	1,407	4,892
Total Debt	$136,781	$137,155	$141,488	$141,893	$120,235	$118,959
Less:
Cash and cash equivalents	8,305	10,051	14,431	20,724	13,057	73
Net Debt	$128,476	$127,104	$127,057	$121,169	$107,178	$118,886

	Three months ended
(Dollars in thousands)	Dec-12	Sep-12	Jun-12	Mar-12
Reconciliation of net income to EBITDA:
Net income	$2,525	$1,741	$1,738	$2,294
Add:
Depreciation and amortization	6,951	6,869	6,732	6,194
Interest expense	1,114	1,625	1,599	1,411
Income taxes	1,458	1,194	1,164	1,567
EBITDA	$12,048	$11,429	$11,233	$11,466

Debt to EBITDA ratio
Total outstanding debt as of December 31, 2012		$136,801
EBITDA for the last (4) consecutive fiscal quarters as presented above		46,176
IdeaOne Telecom historical EBITDA (reflects 2 months)		833
Debt to EBITDA ratio as of December 31, 2012		2.91

HickoryTech Corporation
Reconciliation of Non-GAAP Measures

Twelve Months Ended
(Dollars in thousands)	December 31, 2012
Reconciliation of Free Cash Flow:
Net income	$8,298
Add:
Depreciation and amortization	26,746
Interest expense	5,749
Income taxes	5,383
EBITDA	$46,176

Adjustments:
Capital expenditures	$30,253
Cash paid for interest	5,965
Cash paid for taxes	5,180
$41,398

Free cash flow	$4,778

Dividends paid	$7,620

	Year Ending
	December 31, 2013
(Dollars in thousands)	Guidance Range
Reconciliation of net income to 2013 EBITDA guidance:	Low	High
Projected net income	$7,700	$9,500
Add back:
Depreciation and amortization	28,500	28,000
Interest expense	5,500	6,000
Taxes	5,300	6,500
Projected EBITDA guidance	$47,000	$50,000

Prior Year EBITDA	$46,176	$46,176
% Change	+2%	+8%